As filed with the Securities and Exchange Commission on April 28, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FIVE OAKS INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-4966519
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number

540 Madison Avenue

19th Floor

New York, New York 10022

(212) 257-5070

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David C. Carroll

Chief Executive Officer and President

540 Madison Avenue

19th Floor

New York, New York 10022

(212) 257-5070

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kenneth G.M. Mason, Esq. Kaye Scholer LLP 250 West 55th Street New York, New York 10019-9710 Telephone: (212) 836-8000 Facsimile: (212) 836-8689

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(3)		Amount of registration fee

Common Stock, $0.01 par value per share	2,500,000	$10.875	$27,187,500	(3)	$3,160

(1)	Pursuant to Rule 416 under the Securities Act of 1933, such number of shares of common stock registered hereby shall include an indeterminable number of shares that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 24, 2015.

(3)	Calculated pursuant to Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

Five Oaks Investment Corp.

Dividend Reinvestment and Direct Stock Purchase Plan

2,500,000 Shares of Common Stock

This prospectus relates to shares of common stock, par value $0.01 per share, or common stock, we may offer and sell from time to time according to the terms of the Five Oaks Investment Corp. Dividend Reinvestment and Direct Stock Purchase Plan, or the Plan. Participants should retain this prospectus for future reference.

The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting the cash dividends paid on our common stock and by making additional optional cash payments. In addition, new investors may make an initial investment in our common stock under the Plan. For Plan Participants, the minimum purchase amount for optional cash payments is $25.00 per transaction not to exceed $10,000 per month. For interested investors that are not stockholders of ours, the minimum purchase amount for initial cash investments is $250.00 and the maximum limit for initial cash investments is $10,000. This prospectus describes and constitutes the Plan.

Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive cash dividends, if and when authorized by our board of directors declared by us, in the usual manner.

Shares of common stock will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares.

We have appointed American Stock Transfer & Trust Company, LLC, or the Plan Administrator, to serve as the administrator of the Plan. You may enroll in the Plan by obtaining an enrollment form from the Plan Administrator and returning the completed form to the Plan Administrator.

Our common stock is listed on the New York Stock Exchange under the symbol “OAKS.” The last reported closing sale price of our common stock on the New York Stock Exchange on April 24, 2015 was $10.88 per share.

Investing in our securities involves material risks and uncertainties that should be considered. See “Risk Factors” beginning on page 24 of this prospectus and Question 2 under “Description of the Plan” and “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2014. Participation in our Plan also involves certain risks.

We were organized in 2012 and have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with our short taxable year ended December 31, 2012. To preserve our qualification as a real estate investment trust for U.S. federal income tax purposes, among other purposes, we impose certain restrictions on the ownership and transfer of our capital stock.

We are an “emerging growth company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any securities commission of any state or other jurisdiction has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC. The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus prepared by us and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

In this prospectus, except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Five Oaks Investment Corp., a Maryland corporation, and “our Manager” refers to Oak Circle Capital Partners LLC, our external manager. In addition, the following defines certain of the commonly used terms in this prospectus:

“Agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae.

“Fannie Mae” means the Federal National Mortgage Association.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development. Ginnie Mae is a U.S. Government agency.

“Linked Transaction” means the initial purchase of residential mortgage-backed securities and contemporaneous financing with a repurchase agreement with the same counterparty from which the securities were purchased.

“mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

“Non-Agency RMBS” means residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government-sponsored entity.

“TBAs” means to-be-announced forward contracts. In a TBA, a buyer will agree to purchase, for future delivery, Agency mortgage investments with certain principal and interest terms and certain types of underlying collateral, but the particular Agency mortgage investments to be delivered are not identified until shortly before the TBA settlement date.

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FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking:

•	the use of proceeds of any offering pursuant to this prospectus;

•	our business and investment strategy;

•	our projected operating results;

•	our ability to obtain financing arrangements;

•	financing and advance rates for residential mortgage-backed securities, or RMBS, and other mortgage-related investments;

•	our expected leverage;

•	general volatility of the securities markets in which we invest and the market price of our capital stock;

•	our expected investments;

•	our estimated book value per common share;

•	interest rate mismatches between RMBS and other mortgage-related investments and our borrowings used to fund such investments;

•	changes in interest rates and the market value of RMBS and other mortgage-related investments;

•	changes in prepayment rates on RMBS;

•	effects of hedging instruments on RMBS and other mortgage-related investments;

•	rates of default or decreased recovery rates on RMBS and other mortgage- related investments;

•	the degree to which any hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification, as a REIT;

•	our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act;

•	availability of investment opportunities in mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to holders of our capital stock in the future;

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•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus, including those set forth under the section captioned “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.

All subsequent written forward-looking statements that we make, or that are attributable to us, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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OUR COMPANY

We are a Maryland corporation focused on investing in, financing and managing a leveraged portfolio of mortgage-backed securities, or MBS, including Non-Agency and Agency residential mortgage-backed securities, or RMBS, Multi-Family MBS, residential mortgage loans, mortgage servicing rights and other mortgage-related investments, which we collectively refer to as our target assets. We were formed in March 2012 and commenced operations in May 2012 after raising $26.2 million of net proceeds in a private placement. We completed our initial public offering, or our IPO, in March 2013, pursuant to which we sold 4,033,333 shares of our common stock to the public. Our common stock is traded on the New York Stock Exchange, Inc., or the NYSE, under the symbol “OAKS”. Concurrently with our IPO, we also sold 1,666,667 shares of our common stock to XL Investments Ltd, or XL Investments, an indirect wholly owned subsidiary of XL Group plc (NYSE: XL).   In December 2013, we issued 800,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock. Our Series A Preferred Stock is traded on the NYSE under the symbol “OAKS-PRA”. Since the time of our IPO in March 2013, and the investment of substantially all IPO proceeds into Agency RMBS, we have progressively transitioned away from Agency RMBS and increased our portfolio concentration on credit investments.

We are externally managed and advised by Oak Circle pursuant to a management agreement between us and our Manager. Oak Circle, which was formed for the purpose of becoming our Manager, manages us exclusively and, unless and until our Manager agrees to manage any additional investment vehicle, it will not have to allocate investment opportunities in our target assets with any other REIT, investment pool or other entity. As our Manager, our Manager implements our business strategy, performs investment advisory services and activities with respect to our assets and is responsible for performing all of our day-to-day operations. Our Manager is an investment adviser registered with the SEC.

Our objective is to provide attractive risk-adjusted returns to our investors through dividends and through capital appreciation. We intend to achieve our objective by selectively acquiring and managing a diversified investment portfolio of our target assets designed to produce attractive returns across a variety of market conditions and economic cycles. We fund the acquisition of our assets through the use of leverage from multiple counterparties, currently through borrowings under a series of short-term repurchase agreements. We generate returns from the spread or difference between what we earn on our assets and our costs, including the cost of funds we borrow after giving effect to our hedging activities.

We have elected to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our short taxable year ended December 31, 2012, and generally are not subject to U.S. federal income taxes on our income to the extent we currently distribute our income to our stockholders and maintain our qualification as a REIT. Maintenance of our qualification as a REIT will depend on our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We also intend to operate our business in a manner that will permit us to maintain our exclusion from registration under the Investment Company Act.

Our Corporate Information

Our principal executive offices are located at 540 Madison Avenue, 19th Floor, New York, New York 10022. Our telephone number is (212) 257-5070. Our website is www.fiveoaksinvestment.com. The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

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SUMMARY OF DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

The Plan provides holders of record of our common stock an opportunity to automatically reinvest all or a portion of their cash distributions received on common stock in additional shares of our common stock as well as to make optional cash payments to purchase shares of our common stock. Persons who are not already stockholders may also purchase our common stock under the Plan through optional cash payments. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution each dividend period for so long as you are a Participant in the Plan.

The Plan will be administered by American Stock Transfer Trust Company, LLC, or the Administrator, or any successor bank or trust company that we may from time to time designate. Certain of the administrative support to the Administrator may be performed by its designated affiliates.

The Administrator will buy, at our option, newly issued common stock directly from us or common stock in the open market or in negotiated transactions with third parties. Our common stock purchased directly from us under the Plan may be priced at a discount from market prices at the time of the investment (determined in accordance with the Plan) ranging from 0% to 3% in connection with optional cash purchases in excess of $10,000 per month. We refer to the date on which the Administrator purchases whole and fractional shares from your cash dividend or initial and subsequent additional cash purchases as being the Investment Date. Any discount established by us for any Investment Date may be adjusted or suspended for any subsequent Investment Date. Please see “Description of the Plan” beginning on page 7 of this prospectus.

RISK FACTORS

Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider all of the information contained or incorporated by reference into this prospectus, including the risk factors and other information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended and supplemented from time to time, as updated by those risk factors included in our subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which information is incorporated by reference in this prospectus). For a description of the reports and documents incorporated by reference into this prospectus, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference of Information Filed with the SEC” below. Participation in our Plan also involves certain risks, described below. Any one of the risks discussed could cause actual results to differ materially from expectations and could materially and adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations.

There is no price protection for your shares in the Plan and your share in the Plan will be exposed to changes in market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions. The Participant should recognize that we cannot assure a profit or protect against a loss on the shares purchased by a participant under the Plan.

You will not know the price of our common stock at the time you make an investment decision.

Although we describe generally in this prospectus how the price of any common stock you purchase will be determined, you will not know the price of the common stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price of our common stock may fluctuate between the time you make an investment decision and the time our common stock is purchased or sold by you; no interest will be paid on optional cash payments pending investment.

The price of our common stock may fluctuate between the time you decide to purchase common stock under the Plan and the time of actual purchase.  In addition, during this time period, you may become aware of additional information that might affect your investment decision. No interest will be paid on optional cash payments pending investment.

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If you instruct the Plan Administrator to sell shares of common stock under the Plan, you will not be able to direct the time or price at which your shares of common stock are sold.  The price of our common stock may decline between the time you decide to sell shares of common stock and the time of actual sale.

If you decide to withdraw from the Plan and request a certificate for whole shares credited to you under the Plan, the price of our common stock may decline between the time you decide to withdraw and the time you receive the certificate.

USE OF PROCEEDS

Subject to prevailing market conditions at the time of purchase, we currently intend to invest the net proceeds from sales of our common stock issued by us in this offering to purchase non-Agency mortgage assets (including New Issue Non-Agency RMBS and mortgage loans, including Prime Jumbo Residential Whole Loans), Multi-Family MBS, Legacy Non-Agency RMBS and, to a lesser extent, Agency RMBS. To the extent shares of our common stock are purchased by the Plan Administrator in the open market, we will not receive any proceeds.

Until appropriate investments can be identified, our Manager may invest the net proceeds from sales of our common stock issued by us in this offering in interest-bearing short-term investments, including money market accounts and/or funds that are consistent with our intention to maintain our REIT qualification and our exclusion from registration under the Investment Company Act of 1940, as amended. These initial investments, if any, are expected to provide a lower net return than we will seek to achieve from investments in our target assets.

Prior to the time we have fully used the net proceeds of sales of our common stock issued by us in this offering to acquire the target assets identified above, we may fund our monthly distributions out of such net proceeds.

If we were to sell a greater or lesser number of shares than the number of shares reflected on the front cover of this prospectus, we would accordingly purchase a greater or lesser amount of target assets.

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DESCRIPTION OF THE PLAN

You can participate in the Plan if you are a registered holder of our common stock. If you do not own our common stock, you can become a participant by making your initial purchase directly through the Plan. The Plan offers you the opportunity to reinvest dividends and provides an alternative to traditional methods of buying, holding and selling our common stock. The Administrator administers the Plan, and certain administrative support will be provided by its designated affiliate.

The provisions of our Dividend Reinvestment and Direct Stock Purchase Plan are set forth below in question and answer format.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of shares of our common stock and interested new investors, or together, the Participants, with a simple, convenient and low cost method of investing cash dividends or optional cash payments, or both, to purchase additional shares of our common stock or to make an initial investment in our common stock, as applicable. Shares of our common stock purchased under the Plan will either be issued by us to or purchased in the open market by the Plan Administrator, American Stock Transfer & Trust Company, LLC (see Question 4). To the extent shares of our common stock are purchased by the Plan Administrator in the open market, we will not receive any proceeds. To the extent shares of our common stock are issued by us, we intend to use the net proceeds from such sales to purchase additional commercial mortgage loans and other target assets and investments. See "Use of Proceeds."

Advantages

2.	What are the options available to Participants?

Stockholders may purchase additional shares of our common stock by (i) having the cash dividends on all, or part (subject to the following sentence), of their shares of our common stock automatically reinvested, (ii) receiving directly, as usual, their cash dividends, if, as and when declared, on shares of our common stock and investing in the Plan by making optional cash payments of not less than $25.00 per transaction and not to exceed $10,000 per month, or (iii) investing their cash dividends and making such optional cash payments. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution each dividend period for so long as you are a Participant in the Plan. Interested investors that are not stockholders of ours may make initial cash investments in our common stock of not less than $250.00 and not more than $10,000.

3.	What are the advantages, disadvantages and risks of the Plan?

The primary advantages of participating in the Plan are as follows:

•	The Plan provides holders of record of shares of our common stock with a simple and convenient method of investing cash dividends or optional cash payments, or both, to purchase additional shares of our common stock. Persons not presently stockholders of ours may become Participants by making initial cash investments of not less than $250.00 and not more than $10,000 to purchase shares of our common stock.

•	Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, computed to three decimal places, as well as whole shares, to be purchased and credited to Participants' Plan accounts.

•	If approved by us in our sole discretion, investors who submit Large Cash Purchase requests may invest more than the Plan maximum of $10,000 per month. If so, we may establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments), but are not obligated to do so. The discount (if any) will range from 0% to 3% of the regular market price and may vary in our sole discretion. See Question 16, "May I invest more than the Plan maximum of $10,000 per month per account?".

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•	Fees charged to Participants are usually less than if the individual investor purchased or sold shares outside the Plan through a broker. See Question 10, "Are there any expenses associated with participation in the Plan?".

•	Regular statements of holdings provide simplified record keeping. See Question 18, "What kind of reports will be sent to Participants in the Plan?".

The primary disadvantages of participating in the Plan are set out below. You should carefully review “Risk Factors” beginning on page 5 of this Prospectus and page 7 of our Annual Report on Form 10-K for the year ended December 31, 2014:

•	Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the Federal Deposit Insurance Corporation or any government agency. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions. See Question 13, "What is the source of shares purchased under the Plan?".

•	Although we describe generally in this prospectus how the price of any common stock you purchase will be determined, you will not know the price of the common stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested. See Question 12, "What will be the price of shares of our common stock purchased under the Plan?".

•	The price of our common stock may fluctuate between the time you decide to purchase common stock under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision. If you instruct the Plan Administrator to sell shares of common stock under the Plan, you will not be able to direct the time or price at which your shares of common stock are sold. The price of our common stock may decline between the time you decide to sell shares of common stock and the time of actual sale. See Question 12, "What will be the price of shares of our common stock purchased under the Plan?".

•	Participants have no control over the price, and, in the case of shares of our common stock purchased or sold in the open market, the time at which such shares are purchased or sold for the Participant's Plan account. The price of our common stock may rise or fall during the period between requesting a purchase or sale and the actual purchase or sale. The Participant bears the market risk associated with fluctuations in the price of our common stock from the time the Participant authorizes a transaction until the completion of the purchase or sale of shares of our common stock for the Participant's Plan account.

•	If you decide to withdraw from the Plan and request a certificate for whole shares credited to you under the Plan, the price of our common stock may decline between the time you decide to withdraw and the time you receive the certificate.

•	The Plan does not pay interest to Participants on funds held pending investment. There are limited investment dates each month. Monies received after the cutoff for an investment date will be held until the next investment date. See Question 14, "How are optional cash payments made?" and Question 15, "May Participants have additional investments automatically deducted from a bank account?".

•	Distributions on shares of our common stock that are reinvested in additional shares will be treated for U.S. federal income tax purposes as taxable distributions to the Participants. These distributions may give rise to a liability for the payment of income tax without providing the Participant with the immediate cash to pay the tax when it becomes due. For a more detailed discussion of the U.S. federal income tax consequences of participation in the Plan, please see the section entitled "U.S. Federal Income Tax Considerations."

•	Participants will be charged certain service fees and may be charged brokerage commissions by the Plan Administrator. See Question 10, "Are there any expenses associated with participation in the Plan?".

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•	A Participant cannot pledge shares deposited in its Plan account until the shares are withdrawn from the Plan. See Question 21, "Will certificates be issued for shares of our common stock purchased under the Plan?".

Administration

4.	Who administers the Plan for Participants?

Our transfer agent, American Stock Transfer & Trust Company, LLC, has been designated by us as our agent to administer the Plan for Participants, maintain records, send regular statements of holdings to Participants and perform other duties relating to the Plan. Shares of our common stock purchased under the Plan will be held by the Plan Administrator as agent for Participants and registered in the name of the Plan Administrator or its nominee. Should the Plan Administrator resign, or be asked to resign, another agent will be asked to serve.

All communications regarding the Plan should be sent to the Plan Administrator addressed as follows:

In Writing

For Inquiries/ Communications

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Shareholder Relations Department

For Transaction Processing

American Stock Transfer & Trust Company, LLC
P.O. Box 922
Wall Street Station
New York, New York 10269-0560
Attn: Plan Administration Department

Telephone

Toll-free within the U.S. and Canada: 1-800-278-4353
Customer service representatives are available between the hours of 8:00 A.M. and 8:00 P.M. Eastern Time, Monday through Friday (except holidays).

Internet

You can order or download a Plan prospectus and Enrollment Application using the Internet at www.amstock.com.

Participation

5.	Who is eligible to participate?

All holders of record of shares of our common stock are eligible to participate in the Plan. In order to be eligible to participate, beneficial owners of shares of our common stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names. In addition, an interested investor that is not a stockholder may participate in the Plan by making an initial cash investment in our common stock of not less than $250.00 and not more than $10,000. Please note that regulations in certain countries may limit or prohibit participation in services provided under this type of plan. Therefore, persons residing outside the United States are responsible for complying with any such regulations. We and the Plan Administrator reserve the right to prohibit or terminate participation of any stockholder or prospective stockholder if deemed necessary or advisable under any applicable laws or regulations.

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6.	How does someone become a Participant?

An eligible stockholder may join the Plan by enrolling online at www.amstock.com, by completing an Enrollment Application and returning it to the Plan Administrator, or by contacting the Plan Administrator by telephone at 1-800-278-4353 or by mail at American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269-0560. An interested investor that is not presently a stockholder of our company, but desires to become a Participant by making an initial cash investment in our common stock, may join the Plan by enrolling online at www.amstock.com or by completing an Enrollment Application and forwarding it, together with such initial investment, to the Plan Administrator.

If a Participant establishes a joint account, the Participants jointly and severally agree that each of them will have authority on behalf of the joint account to make transaction requests of the Plan Administrator, including, but not limited to, transactions such as selling or withdrawing shares, changing account address or options, and to generally deal with the Plan Administrator on behalf of the joint account as fully and completely as if either Participant alone were interested in the account. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, do any of the following if conflicting instructions are received from joint account Participants:

(a)	Choose which instructions to follow and which to disregard;

(b)	Terminate the account pursuant to Question 24; and/or

(c)	Take other appropriate legal action.

7.	When may a stockholder or an interested investor join the Plan?

A stockholder or other interested investor may join the Plan at any time and will remain a Participant until participation is terminated (see Question 24) or all shares held in the Participant's Plan account are sold.

If a request specifying the reinvestment of dividends is received by the Plan Administrator at least three business days before the record date of a dividend payment, reinvestment commences with that dividend payment. If the request is received after that date, reinvestment of dividends through the Plan may not begin until the dividend payment following the next record date.

8.	What does the Enrollment Application provide?

The Enrollment Application provides eligible stockholders and interested investors with the opportunity to purchase shares of our common stock through the reinvestment of dividends and/or optional cash payments, including monthly automatic deductions. The options for dividend reinvestment are described below while information regarding optional cash payments, including monthly automatic deductions, can be found in Questions 14 and 15.

The Enrollment Application provides for the purchase of additional shares of our common stock through the following reinvestment options:

(a)	If "Full Dividend Reinvestment" is selected, the Plan Administrator will reinvest the cash dividends payable on all shares held in the Participant's Plan account and on all shares of our common stock registered in the Participant's name. In addition, the Plan Administrator will invest in our common stock all of the cash dividends on all shares subsequently registered in the Participant's Plan account, as well as any optional cash payments the Participant submits.

(b)	If "Partial Dividend Reinvestment" is selected, the Plan Administrator will reinvest the cash dividends payable on a specific number of shares of our common stock registered in the Participant's name. Under the Emergency Economic Stabilization Act of 2008, each Participant must reinvest at least 10% of its dividend distribution each dividend payment date. Any cash dividends not reinvested will be paid to you by check or direct deposit. To authorize direct deposit, see "Direct Deposit of Cash Dividends" below.

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Direct Deposit of Cash Dividends—For electronic direct deposit of any dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The Participant should include a voided check or deposit slip from the bank account for which to set up direct deposit.

If you do not specify any option when you enroll, your account will be set up for Full Dividend Reinvestment.

9.	How may Participants change investment options?

A Participant may change its investment option at any time over the Internet, by completing a new Enrollment Application and returning it to the Plan Administrator or by contacting the Plan Administrator at 1-800-278-4353. A change in investment option will be effective on the dividend payment date if the request is received by the Plan Administrator no later than the third business day preceding the related dividend record date. If the request is received by the Plan Administrator after the third business day preceding the related dividend record date, the change may not be effective until the following dividend payment date.

Costs

10.	Are there any expenses associated with participation in the Plan?

The charges for investments made for the Participants are discussed below.

Participants will not be charged for brokerage commissions for shares purchased directly from us. However, Participants will be charged brokerage commissions of $0.10 per share on each purchase transaction for purchases made in the open market. The Participant's charge for brokerage commissions on small transactions may be less than usual since the Plan Administrator will buy or sell shares in volume for all Participants and that commission savings will be passed on to each Participant.

If the Participant asks the Plan Administrator to sell some or all of its shares, the Participant will be charged an administrative service charge of $15.00 plus brokerage commissions of $0.10 per share.

The fees associated with enrollment and participation in the Plan are summarized in the chart below:

	Service Charge	Commissions (Open Market Trades Only)
Reinvestment of dividends	5% of the dividend amount, up to $2.50 per quarter	$0.10 per share
Purchases through optional cash payments	$2.50	$0.10 per share
Sale service fee	$15.00	$0.10 per share
Insufficient funds	$35.00	None
Statement duplication (statements older than one year)	$20.00 per statement	None

See Question 24, "How does a Participant terminate participation in the Plan or withdraw from the Plan with respect to a portion of shares?" and Question 25, "May a portion of a Participant's Plan shares be sold?" for a discussion of payment by Participants of brokerage costs associated with such termination of participation and sale of shares under the Plan.

A $35.00 fee will be charged to Participants for each deposit returned for unpaid funds or rejected automatic debit of a bank account. See Question 17, "How are payments with "returned funds" handled?". Also, a $20.00 fee will be charged to Participants for each duplicate statement older than one year requested by such Participants. See Question 18, "What kind of reports will be sent to Participants?".

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If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge different fees and commissions from those listed above.

Purchases

11.	How many shares of our common stock will be purchased for each Participant?

The number of shares to be purchased for a Participant's account under the Plan will depend on the amount of a Participant's dividends being reinvested, the amount of any optional cash payments and the price of the shares of our common stock. Each Participant's Plan account will be credited with that number of shares, including fractions, equal to the total amount to be reinvested or invested through optional cash payments, divided by the applicable purchase price per share.

12.	What will be the price of shares of our common stock purchased under the Plan?

The Plan provides the Participant with a convenient and economical method of investing cash dividends in, and/or making optional cash payments of, additional shares of our common stock. For reinvestment of dividends, the purchase price of shares issued by us under the Plan will be the average of the high and low prices of our common stock on the dividend payment date as reflected in NYSE Composite transactions. Optional cash payments will be invested weekly on Wednesdays, or the next business day if Wednesday is a holiday, and the purchase price of shares issued by us under the Plan will be the average of the high and low prices of our common stock on that day as reflected in NYSE Composite transactions. However, in any week in which dividends are paid, optional cash payments for such week generally will be invested along with dividends on the dividend payment date. See also Question 14, "How are optional cash payments made?".

The price of shares of our common stock purchased on the open market with cash dividends or optional cash payments will be the weighted average of all purchases including commissions. See Question 10, "Are there any expenses associated with participation in the Plan?".

Since purchase prices for our common stock are established on the applicable investment date, a Participant loses any advantages otherwise available from being able to select the timing of investments.

Participants should recognize that neither we nor the Plan Administrator can assure a profit or protect against a loss on shares of our common stock purchased under the Plan.

13.	What is the source of shares purchased under the Plan?

The Plan provides the Plan Administrator the flexibility of using dividends and optional cash payments to purchase shares of our common stock from us out of our authorized but unissued shares of our common stock or on the open market. Share purchases in the open market may be made on any stock exchange where our common stock is traded or by negotiated transactions on such terms as the Plan Administrator may reasonably determine. The Plan Administrator will invest all cash dividends as soon as practicable after receipt and will invest all optional cash payments as described below in Question 14, and in no event will any investment occur later than 30 days after receipt, except when compliance with federal and state securities laws or other regulatory authorities and temporary curtailment or suspensions of any trading in our common stock mandate it. Neither we nor any Participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Plan Administrator.

The Plan Administrator may use a broker for trading activity under the Plan on behalf of Plan Participants. The broker receives a commission in connection with the transactions it processes.

14.	How are optional cash payments made?

Optional cash payments may be made at any time and in varying amounts of not less than $25.00 per transaction and not to exceed $10,000 per month. A stockholder may make an optional cash payment when enrolling in the Plan by enclosing a check (made payable to American Stock Transfer & Trust Company, LLC) with the Enrollment Application. Thereafter, optional cash payments may be submitted by mailing or delivering to the Plan Administrator a check (made payable to American Stock Transfer & Trust Company, LLC). A remittance form should accompany each such payment. Participants may also submit optional cash payments over the Internet or establish a monthly automatic debit of their authorized bank accounts, as described in Question 15 below.

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Optional cash payments will be invested weekly beginning on Wednesdays, or the next business day if Wednesday is a holiday. Optional cash payments in the form of physical checks received no later than the business day preceding an investment date will be invested on such investment date. Optional cash payments in the form of physical checks received after the business day preceding an investment date will be invested on the following investment date. However, in any week in which dividends are paid, optional cash payments for such week will be invested along with dividends on the dividend payment date. In such cases, optional cash payments in the form of physical checks received after the business day preceding the dividend payment date will be invested on the following investment date. Checks should be made payable to American Stock Transfer & Trust Company, LLC and should be payable in U.S. funds drawn on a U.S. bank. Cash, money orders and third party checks will not be accepted. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS PENDING INVESTMENT. The same amount of money need not be sent for each investment, and there is no obligation to make an optional cash payment. Due to the frequency of investments, the Plan Administrator will not honor any requests for refunds.

15.	May Participants have additional investments automatically deducted from a bank account?

Yes, Participants may authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. To authorize monthly automatic deductions, Participants may enroll over the Internet or complete an Enrollment Application by indicating the dollar amount, their bank account number, the U.S. Bank routing number and returning it to the Plan Administrator with a voided blank check or savings deposit slip attached.

Enrollment Applications may be obtained by contacting the Plan Administrator. In order to be effective for a particular month, the Enrollment Application must be received by the Plan Administrator on or before the last business day of the prior month. Funds will be debited from the Participant's applicable bank account on the 15th of each month, or the next business day, and will be invested on the first investment date following the debit of funds from the Participant's bank. A Participant may terminate an automatic monthly withdrawal of funds or change the dollar amount, the bank account number, or the bank routing number by contacting the Plan Administrator over the Internet, by calling 1-800-278-4353 or writing to the Plan Administrator at the address provided in Question 4. Any changes or terminations will take effect in the same month, provided the request is received by the Plan Administrator at least seven business days prior to the date of the scheduled deduction.

Participants may make optional cash payments as low as $25.00.

16.	May I invest more than the Plan maximum of $10,000 per month per account?

Large Cash Purchases in excess of $10,000 per month (including any initial investments in excess of $10,000) may be made only by investors that submit Large Cash Purchase requests that are approved by us, in our sole discretion.

Submission of Requests for Waiver.    We, in our sole discretion, will determine whether to accept Large Cash Purchase requests at any time. Investors who wish to make Large Cash Purchases for any month should telephone us at (212) 257-5070 to determine if we will be considering Large Cash Purchase requests for such month. When you call, you will be informed of one of the following:

•	that we are not currently considering Large Cash Purchase requests; or

•	that we will be considering Large Cash Purchase requests, in which case we will provide information about submitting a Large Cash Purchase request form.

Large Cash Purchase request forms may be obtained online through the Plan Administrator's website at www.amstock.com, by calling 1-800-278-4353 or writing to the Plan Administrator at the address provided in Question 4. We must receive completed Large Cash Purchase requests by email at ops@oakcirclecapital.com or by fax at (212) 257-5099 no later than 3:00 P.M. Eastern Time on the third business day before the first day of the "pricing period" for the applicable waiver period, as described below. We will notify by telephone any investor whose Large Cash Purchase request we have approved (including the amount of the investment approved) by 5:00 P.M. Eastern Time on the second business day before the first day of the applicable pricing period. The Plan Administrator must receive good funds relating to any approved Large Cash Purchase request by wire transfer to the account designated by us no later than 2:00 P.M. Eastern Time on the business day before the first day of the applicable pricing period. All such funds received after 2:00 P.M. Eastern Time on such business day will be returned without interest.

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Action on Large Cash Purchase Requests.    We have the sole discretion to grant or refuse to grant, in whole or in part, a Large Cash Purchase request. In acting on a Large Cash Purchase request, we will consider relevant factors, including without limitation:

•	whether the Plan is then purchasing shares of our common stock from us or in the open market;

•	our need for additional funds;

•	the attractiveness of obtaining funds through the sale of shares of our common stock under the Plan compared to other available sources of funds;

•	the purchase price likely to apply to any sale of shares of our common stock under the Plan;

•	the party submitting the request, including the extent and nature of that party's prior participation in the Plan and the number of shares of our common stock held by that party; and

•	the aggregate amount of Large Cash Purchases in excess of $10,000 for the month for which we have received Large Cash Purchase requests under the Plan.

Large Cash Purchases will be priced as follows:

•	To determine the purchase price of shares of our common stock purchased from us pursuant to a Large Cash Purchase request, we will fix the number of trading days in the "pricing period" for the applicable investment. The pricing period will consist of one to 10 consecutive trading days, unless the pricing period is extended as described below. On each trading day, we will apply an equal portion of the amount approved for investment pursuant to a Large Cash Purchase request to the purchase of shares of our common stock, subject to the qualifications described below. Each day in the pricing period on which shares are purchased is referred to as a "Purchase Date." The price for shares purchased on each Purchase Date in a pricing period will be equal to 100% (less any applicable discount, as described below) of the volume weighted average price, rounded to four decimal places, of shares of our common stock, as traded on the NYSE during regular NYSE hours on the Purchase Date. We will obtain this pricing information from Bloomberg, LP or, if Bloomberg, LP is no longer providing this information, another authoritative source.

•	We may establish for each pricing period a minimum, or "threshold," price applicable to purchases made pursuant to a Large Cash Purchase request. We will make this determination in our discretion after a review of, among other factors, current market conditions, the level of participation in the Plan and our current and projected capital needs.

•	If established for any pricing period, the threshold price will be stated as a dollar amount which the volume weighted average price of shares of our common stock, rounded to four decimal places, as traded on the NYSE during regular NYSE hours, must equal or exceed for each trading day of such pricing period (not adjusted for discounts, if any) in order for such trading day to be considered a Purchase Date. Except as provided below, any trading day for which such volume weighted average price is less than the applicable threshold price will not be considered a Purchase Date and no funds will be invested in shares of our common stock on that date. Funds that are not invested will be returned without interest, as described below.

•	The establishment of the threshold price and the potential return of a portion of investment funds applies only to investments made pursuant to Large Cash Purchase requests. Establishing a threshold price for a particular pricing period will not affect the establishment of a threshold price for any subsequent pricing period.

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•	If we establish a threshold price for any pricing period, we may elect to extend that pricing period. If we do so, the initial pricing period may be extended by the number of trading days during the initial pricing period, up to five trading days, during which the threshold price is not satisfied or there are no trades of shares of our common stock on the NYSE.

•	If we elect to grant a pricing period extension and the threshold price is satisfied for any additional trading day during an extension, that trading day will be included as a Purchase Date for the extended pricing period. For example, if the extension feature is in use and the initial pricing period is ten trading days, but the threshold price is not satisfied on three out of those ten days, the pricing period will be extended by three trading days. If the threshold price is satisfied on any of the three trading days during the extension period, each of those three trading days will be a Purchase Date for that pricing period.

•	We may establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments) made pursuant to a request for waiver, but are not obligated to do so. The discount (if any) will range from 0% to 5% of the regular market price and may vary in our sole discretion. We may establish any discount in our sole discretion after a review of, among other factors, current market conditions, the level of participation in the Plan, the attractiveness of obtaining financing through the sale of shares of our common stock as compared to other sources of funds, and our current and projected capital needs. Establishing a discount for a particular pricing period will not affect the establishment of a discount for any subsequent pricing period.

•	Any investor purchasing shares of our common stock pursuant to a request for a Large Cash Purchase will be treated as the beneficial owner of all shares purchased on each Purchase Date in the applicable pricing period as of the close of business on such Purchase Date, although Plan shares will not be credited to such investor's account until the conclusion of the pricing period unless we use the "continuous settlement feature" described below for that pricing period.

•	If we elect to use the continuous settlement feature, shares will be credited to the Plan accounts of investors purchasing shares pursuant to requests for a Large Cash Purchase within three business days after each Purchase Date. We may activate the continuous settlement feature for a particular investment at the time we determine other pricing terms in respect of shares to be sold pursuant to a Large Cash Purchase request.

•	We will return, without interest, any amount to be invested pursuant to a Large Cash Purchase request that is not applied to the purchase of shares of our common stock because the threshold price is not met or shares of our common stock are not traded on the NYSE on any trading day during a pricing period or extension, as applicable. Any such uninvested funds will be returned within five business days after the last day of the applicable pricing period, as it may be extended. The amount returned will be based on the number of days on which the threshold price was not satisfied or no trades were reported on the NYSE compared to the total number of days in the pricing period or extended pricing period, as applicable. For example, the amount returned for a ten-day pricing period will equal one-tenth of the total amount of your proposed Large Cash Purchase investment for each trading day on which the threshold price is not satisfied or shares of our common stock are not traded on the NYSE.

17.	How are payments with "returned funds" handled?

In the event that any deposit is returned unpaid for any reason, the Plan Administrator will consider the request for investment of such money null and void and shall immediately remove from the Participant's Plan account shares, if any, purchased upon the prior credit of such money. The Plan Administrator shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator shall be entitled to sell such additional shares from the Participant's Plan account to satisfy the uncollected balance. A $35.00 fee will be charged for any deposit returned unpaid.

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Reports to Participants

18.	What kind of reports will be sent to Participants in the Plan?

Participants will receive a transaction confirmation after any optional cash payment has been converted to additional shares of our common stock to be held in a Participant's Plan account.

Participants will also receive a quarterly year-to-date investment statement shortly after the completion of each dividend investment. The statement will reflect year-to-date transactions such as:

•	shares of our common stock purchased through dividend reinvestment,

•	shares of our common stock purchased with optional cash payments,

•	shares of our common stock transferred,

•	shares of our common stock sold,

•	partial withdrawals, and

•	Plan termination.

The statements provide a continuous record of transactions and Participants should retain them for income tax purposes. Participants will also receive copies of any amendments or supplements to the prospectus relating to the Plan and will receive the same communications as any other stockholder, including annual reports, notices of annual meetings, and proxy statements. See also "Where You Can Find More Information."

Please note, a $20.00 fee will be charged to Participants for each duplicate statement older than one year requested by Participants.

19.	How are dividends credited to Participants' accounts under the Plan?

On shares of our common stock for which a Participant has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's Plan account and reinvested in additional shares of our common stock. Participants who do not elect dividend reinvestment will receive cash dividends, if authorized and declared, by checks as usual. Stockholders who do not participate in the Plan will receive cash dividends, if authorized and declared, by check as usual.

20.	Will Participants be credited with dividends on fractions of shares?

Yes, and dividends will be paid on the fractional shares computed to three decimal places.

21.	Will certificates be issued for shares of our common stock purchased under the Plan?

Our common stock is recorded by book-entry procedures and is not represented by stock certificates. Therefore, certificates for shares of our common stock purchased under the Plan will not be issued. Shares will be held in the name of the Plan Administrator or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on such Participant's statement of holdings.

Shares held by the Plan Administrator for the account of a Participant may not be pledged. A Participant who wishes to pledge such shares must first withdraw such shares from the Plan in accordance with the procedures described in Question 24.

22.	In whose name will shares be held?

A Participant's account under the Plan will be maintained in the name in which its shares of our common stock were registered at the time the Participant enrolled in the Plan.

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23.	Can Participants transfer shares that they hold in the Plan to someone else?

Yes. Participants may transfer ownership of some or all of their shares held through the Plan. Participants may contact the Plan Administrator online at www.amstock.com, by telephone at 1-800-278-4353 or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, Attn: Transfer Department for complete transfer instructions. Participants will be asked to send to the Plan Administrator written transfer instructions and to have their signatures "Medallion Guaranteed" by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the shares in the Participant's Plan account. A notary is not sufficient.

Participants may transfer shares to new or existing stockholders of our company. However, a new Plan account will not be opened for a transferee as a result of a transfer of less than one full share. If your account balance falls below one full share the Plan Administrator may sell the fractional share and mail you a check for the proceeds.

Termination of Participation

24.	How does a Participant terminate participation in the Plan or withdraw from the Plan with respect to a portion of shares?

A Participant may terminate participation in the Plan, or withdraw from the Plan with respect to a portion of the shares in the Participant's Plan account, at any time by notifying the Plan Administrator in writing. The Plan Administrator will honor a Participant's notice of termination or withdrawal within five business days of the receipt of the request. If, however, the notice of termination or withdrawal is received less than three business days prior to a dividend payment date, the account may be terminated, or shares withdrawn, after the dividend is reinvested for that Participant's Plan account. The Plan Administrator may terminate a Participant's Plan account for any reason by mailing a written notice of termination to the Participant prior to such termination. The Plan account then will be terminated and all subsequent dividends will be paid to the Participant. Upon termination or withdrawal, the Plan Administrator will continue to hold the Participant's shares in book-entry form. The Participant may also request the sale of all or part of any such shares or have their broker transfer the Participant's shares to his or her brokerage account. See Question 25, "May a portion of a Participant's Plan shares be sold?" and Question 10, "Are there any expenses associated with participation under the Plan?". Former Participants may become Participants in the Plan again at any time by contacting the Plan Administrator.

Sale of Plan Shares

25.	May a portion of a Participant's Plan shares be sold?

Participants may sell all or a portion of their shares of our common stock held in the Plan by contacting the Plan Administrator. However, Participants are required to maintain a balance of one or more full shares of our common stock or we may terminate your Plan account. We will treat a request to sell all shares of our common stock held in your Plan account as a termination of your Plan account.

All sales transactions under the Plan are made through a broker that will receive brokerage commissions in connection with such sales. Shares are sold on the exchange on which the shares of our common stock trade. The selling price will not be known until the sale is complete.

The Plan Administrator will combine the shares you want to sell through the Plan with shares that are being sold by other Plan Participants. Shares are then periodically submitted in bulk to a broker for sale on the open market. Your shares will usually be sold within one business day after the Plan Administrator receives your request, but no later than five business days (except where deferral is necessary under state or federal regulations). Depending on the number of shares being sold and current trading volume in the shares, bulk sales may be executed in multiple transactions and over more than one day. Once entered, a request cannot be cancelled. Sales proceeds equal the market price that the broker receives for your shares (or, if more than one trade is necessary to sell all of the Plan shares submitted to the broker on that day, the weighted average price for all such shares sold on the applicable trade date or dates), less applicable taxes and fees. Requests may be placed online at www.amstock.com, by telephone, or in writing by completing and signing the tear-off portion of your account statement and mailing the instructions to the Plan Administrator.

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A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed to you by first class mail within four business days after the final trade settlement date.

All sales are subject to market conditions, system availability and other factors. The actual sale date or price received for any shares sold through the Plan cannot be guaranteed. The fees charged in connection with the sale of shares are listed above under Question 10.

If you want to sell shares through your own broker, you may request your broker to transfer shares electronically from your Plan account to your brokerage account.

Plan Participants must perform their own research and must make their own investment decisions. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan.

Sales of shares of our common stock may be subject to our insider trading policy.

Tax Consequences of Participation in the Plan

26.	What are the U.S. federal income tax consequences of participation in the Plan?

Distributions on shares of our common stock that are reinvested in additional shares will be treated for U.S. federal income tax purposes as taxable distributions to the Participants. These distributions may give rise to a liability for the payment of income tax without providing the Participant with the immediate cash to pay the tax when it becomes due. For a more detailed discussion of the U.S. federal income tax consequences of participation in the Plan, please see "U.S. Federal Income Tax Considerations." Non-U.S. holders who participate in the Plan may be subject to U.S. federal withholding taxes and receive stock net of such withholding taxes. Prospective non-U.S. Participants are encouraged to consult with their tax advisors regarding the implication of such withholding taxes in connection with participating in the Plan.

Other Information

27.	What happens if we issue a stock dividend, declare a stock split or have a rights offering?

Any stock dividends or stock splits distributed by us on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's Plan account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant in the same manner as to stockholders who are not participating in the Plan.

In the event we make available to stockholders rights to purchase additional shares of our common stock or other securities, such rights will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan accounts and registered in their names on the record date established for determining stockholders who are entitled to such rights. The Plan Administrator or a broker/dealer will sell such rights, credit the proceeds to the Participant's Plan account, and apply the proceeds to the purchase of shares of our common stock on the next investment date. If a Participant wishes to exercise, transfer, or sell any such rights, the Participant must request, prior to the record date for the issuance of any such rights, that the Plan Administrator transfer the shares from the Plan account and register them in the Participant's name.

Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split, rights offering or other corporate action.

28.	How will a Participant's shares be voted at meetings of stockholders?

The Plan Administrator will forward, as soon as practicable, any proxy solicitation materials to the Participant. The Plan Administrator will vote any full and/or fractional shares of our common stock held in the Participant's Plan account and registered in the Participant's name in accordance with the Participant's directions. If Participants sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of their shares will be voted in accordance with the recommendations of our management. If a Participant does not return a signed proxy to the Plan Administrator, or returns it unsigned, the Plan Administrator will not vote such shares.

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29.	What are the responsibilities of our company and the Plan Administrator under the Plan?

In administering the Plan, neither we nor the Plan Administrator is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a Participant's account upon such Participant's death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for Participants. Selling Participants should be aware that the share price of our common stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by you.

The Plan Administrator is authorized to choose a broker/dealer at its sole discretion to facilitate purchases and sales of common stock by Plan Participants. The Plan Administrator will furnish the name of the registered broker/dealer utilized in share transactions within a reasonable time upon written request from the Participant.

The Plan Administrator is acting solely as agent for us and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or us.

In the absence of negligence or willful misconduct on its part, the Plan Administrator shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond the Plan Administrator's control. The Plan Administrator will make reasonable efforts to minimize performance delays or disruptions in the event of such occurrences.

THE PARTICIPANT SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

30.	May the Plan be changed or discontinued?

While the Plan is intended to continue indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan. Notice of such suspension, termination or modification will be sent to all Participants. We intend to use our best efforts to maintain the effectiveness of the registration statement filed with the Securities and Exchange Commission, or the SEC, covering the offer and sale of our common stock under the Plan. However, we have no obligation to offer, issue or sell our common stock to Participants under the Plan if, at the time of the offer, issuance or sale, such registration statement is for any reason not effective. Also, we may elect not to offer or sell our common stock under the Plan to Participants residing in any jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if, as and when declared, will be paid in the usual manner to the stockholders and any optional cash payments received from such stockholder will be returned to him.

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31.	Can checks be written against the Participant's Plan account?

No. A Participant may not draw checks or drafts against its Plan account.

32.	Who interprets and regulates the Plan?

We have the sole right to interpret and regulate the Plan and make all decisions thereunder.

33.	What law governs the Plan?

The terms and conditions of the Plan and its operation will be governed by the laws of the State of Maryland.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in stock of Five Oaks Investment Corp. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Five Oaks Investment Corp.,” “we,” “our” and “us” mean only Five Oaks Investment Corp. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies and REITs, and each of their shareholders;

•	controlled foreign corporations and passive foreign investment companies, and each of their shareholders;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts and their partners and beneficiaries;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	U.S. expatriates,

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. investors.

This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.

 The U.S. federal income tax treatment of beneficial owners of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular beneficial owner of holding our stock will depend on the beneficial owner’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

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Taxation of Five Oaks Investment Corp.

We have elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2012. We believe that we have been organized and that we have operated, and we intend to continue to operate, in such a manner so that we qualified, and will continue to qualify, for taxation as a REIT under the applicable provisions of the Internal Revenue Code.

The law firm of Kaye Scholer LLP has acted as our tax counsel in connection with this offering. In connection with this prospectus, we are receiving an opinion of Kaye Scholer LLP to the effect that, commencing with our taxable year ended December 31, 2012, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to maintain our qualification and taxation as a REIT for subsequent years. It must be emphasized that the opinion of Kaye Scholer LLP is based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by us regarding our organization, assets, and income, and the conduct of our business operations. While we intend to continue to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kaye Scholer LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Kaye Scholer LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Kaye Scholer LLP. Our ability to maintain our REIT qualification also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for qualification—General.” While we believe we have operated, and intend to continue to operate, so that we qualified, and will continue to qualify, as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to qualify.”

Provided that we maintain our qualification as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a current maximum U.S. federal income tax rate of 20% (the same rate applicable to long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 39.6%. See “—Taxation of stockholders—Taxation of taxable U.S. stockholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of stockholders—Taxation of taxable U.S. stockholders—Distributions.”

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Even if we maintain our qualification as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited transactions,” and “—Foreclosure property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but our income from the sale or operation of the property may be subject to U.S. federal income tax at the highest rate applicable to corporations (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest rate applicable to corporations (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years) and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for qualification—General.”

•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary as defined under Section 856(l) of the Internal Revenue Code, or TRS, that do not reflect arm’s-length terms. In addition, the earnings of TRSs are subject to U.S. federal income tax.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to U.S. federal income tax on such appreciation at the highest rate then applicable to corporations if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	We generally will be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in a real-estate mortgage investment conduit as defined under Section 860D of the Internal Revenue Code, or REMIC, to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an equity interest in a taxable mortgage pool through a TRS, we will not be subject to this tax.

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In addition, we and our subsidiaries may be subject to a variety of taxes, including state, local, and non-U.S. income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a U.S. corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

7.	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

8.	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2012). We believe that we have previously issued stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stocks. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury Department regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby will satisfy this requirement.

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Effect of subsidiary entities

Ownership of partnership interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury Department regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership, as described in the Internal Revenue Code). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any subsidiary partnership will be treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to maintain our REIT qualification, even though we may have no control or only limited influence over the partnership.

Disregarded subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset tests” and “—Income tests.”

 Taxable subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. The REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless it and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal income tax on its earnings, which may reduce the cash flow that the REIT and its subsidiaries generate in the aggregate, and may reduce the REIT’s ability to make distributions to its stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to it is an asset in its hands, and a REIT treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect a REIT’s income and asset test calculations, as described below. Because a REIT does not include the assets and income of TRSs or other taxable subsidiary corporations in determining its compliance with the REIT requirements, it may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. For example, a REIT may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or gain from sales of assets held for sale to customers or to conduct activities that, if conducted by the REIT directly, would be treated in its hands as prohibited transactions.

The "earnings stripping" rules of Section 163(j) of the Internal Revenue Code limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to scrutinize all of our transactions with any TRS and to conduct such transactions on an arm's-length basis; however we cannot assure you that we will be successful in avoiding this excise tax.

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Income tests

In order to maintain our REIT qualification, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property” (generally, rents for use of real property, but not including certain contingent and related party rents), dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.

 As indicated above, for purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan (or, as discussed further below, in the event of a “significant modification,” the date we modified the loan), the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

 In the event that we invest in a mortgage that is secured by both real property and other property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined as of (i) the date we committed to acquire the loan or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, and the denominator of which is the highest “principal amount” of the loan during the year. IRS Revenue Procedure 2014-51 interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above.

Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it is significantly modified. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test.

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To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

We invest in Agency and Non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. These mortgage-backed securities typically are treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount, on such mortgage loans are qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests are generally treated as qualifying income for purposes of the 75% and the 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

We may hold certain participation interests, including B Notes, in mortgage loans. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to maintain our REIT qualification.

We purchase Agency RMBS through “to be announced” forward contracts or TBAs and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We do not treat these items as qualifying for purposes of the 75% gross income test and will not do so unless we receive reasoned, written opinion of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs is limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect to have significant income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to maintain our REIT qualification if such income when added to any other non-qualifying income exceeded 25% of our gross income.

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We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities “sold” pursuant thereto. We believe that we are treated for REIT income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to maintain our REIT qualification.

Dividend income. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, are qualifying income for purposes of both the 95% and 75% gross income tests.

Interest apportionment and REMICs. The interest apportionment tax rules provide that, if a mortgage is secured by both real property and other property, the REIT is required to apportion its annual interest income between the portion attributable to a mortgage on the real property and the portion attributable to other property (which is not treated as mortgage interest). The interest apportionment tax regulations apply only if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value is taken into account in our underwriting process.

In addition, the Internal Revenue Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purpose of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purpose of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we are treated as receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the recently expanded Home Affordable Refinance Program, or HARP program, the IRS recently issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an “eligible REMIC” if (1) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (2) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy this test.

Fee income. Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Hedging transactions. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

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Rents from real property. Rents we receive for the use of real property generally will qualify as “rents from real property” (which may be received, if at all, only in respect of any property securing a loan that we invest in should we have to foreclose on such property) in satisfying the gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant generally will not qualify as “rents from real property” in satisfying the gross income tests if we, or an actual or constructive owner of 10% or more of our stock, actually or constructively owns 10% or more of such tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” generally we must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor.

Failure to satisfy the gross income tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still maintain our qualification as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Treasury Department regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to maintain our qualification as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Timing differences between receipt of cash and recognition of income. Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

 We may continue to acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, as a result of our ownership of certain mortgage-backed securities, we may be treated for tax purposes as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes.

Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

 Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

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In addition, as a result of our ownership of certain mortgage-backed securities, we may be treated for tax purposes as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable U.S. Treasury Department regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the TRS’s tax basis in the instrument.

In addition, in the event mortgage-backed securities, or any debt instruments we are treated for tax purposes as holding as a result of our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to potential timing differences between income recognition and cash receipts, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual distribution requirements.”

Asset tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets.

First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. If a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan, or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the loan will be a non-qualifying asset for purposes of the 75% asset test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the value of the loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of (a) the current value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (b) the value of the real property securing the loan determined as of the date we committed to acquire or originate the loan (or, in the event of a significant modification, the date we modified the loan, subject to the safe harbor described immediately below). IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the 75% asset test in connection with a loan modification, if the loan modification is (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2014-51. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

 Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either value (“10% of value asset test”) or voting power. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% of value asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% of value asset test, the determination of our interest in the assets of a partnership (or entity treated as a partnership for tax purposes) in which we own an interest will be based on our proportionate interest in any securities issued by the partnership (or entity treated as a partnership for tax purposes), excluding for this purpose certain securities described in the Internal Revenue Code.

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Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% of value asset test, as explained below).

Certain securities will not cause a violation of the 10% of value asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a “controlled taxable REIT subsidiary,” as defined in the Internal Revenue Code, of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% of value asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income tests.” In applying the 10% of value asset test, a debt security issued by a partnership is not taken into account to the extent of the REIT’s proportionate interest, if any, in the equity and debt securities issued by that partnership.

We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. These securities typically are treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

In the case of mortgage-backed securities treated as interests in a REMIC, such interests generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset tests. In connection with the recently expanded HARP program, the IRS recently issued guidance providing that, among other things, if a REIT holds a regular interest in an “eligible REMIC,” or a residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. For this purpose, a REMIC is an “eligible REMIC” if (1) the REMIC has received a guarantee from Fannie Mae or Freddie Mac that will allow the REMIC to make any principal and interest payments on its regular and residual interests and (2) all of the REMIC’s mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of our interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests. The remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. See “—Taxable mortgage pools and excess inclusion income.”

We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities “sold” pursuant thereto. We believe that we are treated for REIT asset test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to maintain our REIT qualification.

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We purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we do not treat TBAs as such, and we will not do so unless we receive reasoned, written opinion of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. Consequently, our ability to purchase TBAs is limited. No assurances can be given that the IRS will treat TBAs as qualifying assets. We do not expect that a significant portion of our assets will be comprised of TBAs, and therefore we do not expect any TBAs to adversely affect our ability to meet the 75% asset test. In the event that TBAs were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to maintain our REIT qualification if such assets when added to any other non-qualifying assets exceeded 25% of our gross assets.

We expect that the assets comprising our mortgage related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable rate applicable to corporations (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any investments in TBAs, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual distribution requirements

In order to maintain our REIT qualification, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

1.	the sum of

a.	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

b.	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

2.	the sum of specified items of non-cash income that exceeds a certain percentage of our income.

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We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if such distributions are declared before we timely file our tax return for the year and are paid with or before the first regular dividend payment after such declaration (provided that such payment is made during the 12-month period following the close of such taxable year). These latter distributions are taxable to our stockholders in the year in which they are paid, even though these latter distributions relate to our prior taxable year for purposes of the 90% distribution requirement. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate income tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit or refund, as the case may be, for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of stockholders—Taxation of taxable U.S. stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods), plus (b) the amounts of income we retained and on which we have paid U.S. federal income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

As discussed above under “—Income tests—Timing differences between receipt of cash and recognition of income,” it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non- cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as income and would be required to satisfy the tax liability associated with the dividend with cash from other sources including sales of our stock. Both a taxable stock dividend and sale of stock resulting from such dividend could adversely affect the price of our stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

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Prohibited transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us (or a lower tier partnership in which we own an equity interest) or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or primarily for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held as inventory or primarily for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. In particular, there is a risk that certain loans that we are treating as owning for U.S. federal income tax purposes and property received upon foreclosure of these loans will be treated as held primarily for sale to customers in the ordinary course of business. Although we expect to avoid the prohibited transactions tax by contributing those assets to one of our TRSs and conducting the marketing and sale of those assets through that TRS, no assurance can be given that the IRS will respect the transaction by which those assets are contributed to our TRS. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test, but if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the IRS. This grace period terminates, and foreclosure property ceases to be foreclosure property, on the first day occurring: (i) on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for the purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test; (ii) on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or (iii) which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Derivatives and hedging transactions

We enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by U.S. Treasury Department regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury Department regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

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Taxable mortgage pools and excess inclusion income

An entity, or a portion of an entity, may be classified as a pool as defined under Section 7701(i) of the Internal Revenue Code, or TMP, if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•	the entity has issued debt obligations (liabilities) that have two or more maturities, and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity (or such portion of the entity) would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below. Specifically, we may securitize mortgage-backed securities that we acquire and such securitizations may result in us owning interests in a TMP.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. Specifically, the TMP is not treated as a corporation that is subject to U.S. federal income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement could be treated as “excess inclusion income.” The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders.

See “—Taxation of stockholders.” To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is a “disqualified organization” (i.e., that is not subject to unrelated business income tax, such as a government entity or charitable remainder trust), the REIT may be subject to U.S. federal income tax on this income at the highest rate applicable to corporations (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. U.S. Treasury Department regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual distribution requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

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To the extent that our stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a U.S. federal income tax at the highest rate applicable to corporations (currently 35%) on the portion of our excess inclusion income allocable to our stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our stock will be subject to U.S. federal income tax at the highest rate applicable to corporations (currently 35%) on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal income tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

Investments in asset-backed securities, or ABS, generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we will be limited in our ability to invest in such assets.

Failure to qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income tests” and “—Asset tests.”

If we fail to maintain our qualification for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current or accumulated earnings and profits, distributions to most U.S. stockholders (as defined below) that are U.S. individuals, trusts and estates will generally be taxable at the preferential income tax rates (i.e., currently the 20% maximum federal rate) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of stockholders

Taxation of taxable U.S. stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to U.S. stockholders who are not tax-exempt stockholders. A “U.S. stockholder” is a beneficial owner of our stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to any of our preferred stock, and then to distributions with respect to our common stock.

With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the current 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder that receives such distribution has held its stock. If, for any taxable year, we designate as capital gain dividends any portion of the distributions paid for the year, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to beneficial owners of our common stock will be the amount so designated multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Internal Revenue Code) paid to beneficial owners of our common stock for the year and the denominator of which will be the total dividends paid to the beneficial owners of shares of all classes of our stock for the year. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our U.S. stockholders as having received, solely for U.S. federal income tax purposes, our undistributed capital gains, and the U.S. stockholders will receive a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. U.S. stockholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. See “—Taxation of Five Oaks Investment Corp.—Annual distribution requirements.” Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum current U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to our sale of depreciable real property held for more than 12 months are subject to a current 25% maximum U.S. federal income tax rate for U.S. stockholders who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted tax basis of the U.S. stockholder’s shares of our stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, the U.S. stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

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Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis. In addition, the IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Five Oaks Investment Corp.—Annual distribution requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or a REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “—Taxation of Five Oaks Investment Corp.—Taxable mortgage pools and excess inclusion income.” As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Five Oaks Investment Corp. stock. In general, a U.S. stockholder will recognize gain or loss upon the sale or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by distributions constituting returns of capital. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum current U.S. federal income tax rate of 20% if our stock is held for more than one year, and will be taxed at ordinary income rates (currently of up to 39.6%) if our stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum current rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock-that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Capital losses recognized by a U.S. stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury Department regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to separate disclosure requirements pursuant to these regulations.

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Passive activity losses and investment interest limitations. Distributions that we make and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Participation in the Plan by Participants who are U.S. Stockholders

Distributions on shares of our common stock held by U.S. stockholders who participate in the Plan and that are reinvested in additional shares will be treated for U.S. federal income tax purposes as taxable distributions to such holders. Accordingly, participation in the dividend reinvestment program will generally result in a U.S. stockholders being treated, for U.S. federal income tax purposes, as having received a distribution equal to the fair market value of the shares on the date actually acquired from us. If a U.S. stockholder elects to make optional cash payments, such U.S. stockholder will be treated, for U.S. federal income tax purposes, as having received a distribution equal to the excess, if any, of the fair market value of the shares on the purchase date over the amount of its optional cash payment. These distributions may give rise to a liability for the payment of income tax without providing such U.S. stockholder with the immediate cash to pay the tax when it becomes due. Each U.S. stockholder will receive a Form 1099-DIV after the end of the year which will show for the year the holder's total dividend income, amount of any return of capital distribution and amount of any capital gain dividend.

We believe and intend to take the position for information reporting purposes that the Plan qualifies as a "dividend reinvestment plan", or a DRP (as defined in applicable Treasury Regulations). Absent an election to the contrary from a Participant, the Plan Administrator intends to use the first-in, first-out method when determining the tax basis of any shares of our common stock acquired by or for a Participant under the Plan. Under this method, the shares sold or transferred are charged against the earliest lot purchased or acquired by or for a Participant to determine the basis of the shares. In the alternative, Participants may designate their preference for "specific identification" cost basis or may designate their preference for the "average basis method" at any time. Such designation must be in writing to the Plan Administrator. An investor who participates in a DRP may use the "average basis method" when determining the tax basis of any shares they hold in the DRP. Under this method, after a Participant notifies the Plan Administrator of their election to use the average basis method, all sales or other dispositions of shares of our common stock that such Participant holds in the Plan would generally have a single basis, which would be determined by averaging the basis of all shares acquired through the Plan since such date.

Unless an alternative method is elected, a U.S. stockholder's tax basis in the shares of common stock acquired under the dividend reinvestment features of the Plan generally will equal the total amount of distributions the U.S. stockholder is treated as receiving, as described above, plus any brokerage commissions and administrative charges paid by such U.S. stockholder. A U.S. stockholder's tax basis in the shares of common stock acquired through an optional cash purchase under the Plan generally will equal the total amount of any distributions the U.S. stockholder is treated as receiving, as described above, plus the amount of the optional cash payment plus any brokerage commissions and administrative charges paid by such U.S. stockholder.

A U.S. stockholder's holding period for the shares of our common stock acquired under the Plan will begin on the day following the date such shares were purchased for such holder's account. Consequently, shares of our common stock purchased in different quarters will have different holding periods.

A U.S. stockholder will not realize any gain or loss when receiving certificates for whole shares of our common stock credited to the holder's account, either upon the U.S. stockholder's request, when the holder withdraws from the Plan or if the Plan terminates. However, a U.S. stockholder will recognize gain or loss when whole shares of our common stock or rights applicable to our common stock acquired under the Plan are sold or exchanged. A U.S. stockholder also will recognize gain or loss when receiving a cash payment for a fractional share of our common stock credited to the holder's account, for example, when the holder withdraws from the Plan or if the Plan terminates. The amount of the U.S. stockholder's gain or loss will equal the difference between the amount such holder receives for the shares or fractional shares of our common stock or rights applicable to common stock, net of any costs of sale paid by such U.S. stockholder, and such U.S. stockholder's adjusted tax basis of such shares.

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Participation in the Plan by Participants who are Non-U.S. Stockholders

Non-U.S. stockholders (as defined below) who participate in the Plan may be subject to U.S. federal withholding taxes and receive stock net of such withholding taxes. The next section provides a brief overview of certain tax consequences of the ownership and disposition of our stock for non-U.S. holders. However, it does not specifically address participation in the Plan. Prospective non-U.S. Participants are encouraged to consult with their tax advisors regarding the implication of withholding taxes in connection with participating in the Plan.

Taxation of non-U.S. stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is a beneficial owner of our stock that is not a U.S. stockholder (as defined above) and is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes. See “—Taxation of taxable U.S. stockholders.”

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary dividends. The portion of dividends received by non-U.S. stockholders that is (1) payable out of our earnings and profits, (2) not attributable to our capital gains from sales or exchanges of a U.S. real property interest, as defined under Section 897(c) of the Internal Revenue Code, or USRPI, and (3) not effectively connected with a U.S. trade or business of the non- U.S. stockholder, will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that may result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. Such income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-dividend distributions. Unless (1) our stock constitutes a USRPI, or (2) either (a) the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (b) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (x) the non-U.S. stockholder’s proportionate share of our earnings and profits, plus (y) the non-U.S. stockholder’s tax basis in our stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

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Capital gain dividends. Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of non-U.S. stockholders—Ordinary dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of non-U.S. stockholders—Ordinary dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder is not treated for U.S. federal income taxes purposes as owning more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. Our common stock is traded on the NYSE. We believe that our common stock currently is treated as “regularly traded” on an established securities market, but no assurance can be given as to the current or future treatment of our stock as “regularly traded” on an established securities market.

Dispositions of Five Oaks Investment Corp. stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe our stock is not currently a USRPI and it is not currently anticipated that our stock will constitute a USRPI in the future. However, we cannot assure you that our stock will not become a USRPI in the future.

Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, if less than 50% of value of its outstanding shares of stock is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we currently are a domestically controlled qualified investment entity, that immediately following the offering we should continue to be a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, because XL Investments has warrants to purchase additional shares and because our stock is widely held, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but any class of our stock is “regularly traded,” as defined by applicable U.S. Treasury Department regulations, on an established securities market, a non-U.S. stockholder’s sale of our stock of such class nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder owned, actually and constructively, 5% or less of our outstanding stock of such class at all times during the one-year period ending on the date of the sale. As noted above, we believe that our common stock currently is treated as “regularly traded” on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

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Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of that stock within the 61-day period beginning with the first day of the 30-day period described in clause (1).

Estate tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, our stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning Five Oaks Investment Corp. stock.

Taxation of tax-exempt U.S. stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income as defined under Section 512(a) of the Internal Revenue Code, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder), (2) our stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to excess inclusion income, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

As previously noted, we may engage in transactions that may result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt U.S. stockholder may be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension- held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

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Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning Five Oaks Investment Corp. stock.

Backup withholding and information reporting

The applicable withholding agents will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, the applicable withholding agent may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its U.S. status.

The applicable withholding agent must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is not a U.S. person for U.S. federal income tax purposes (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person for U.S. federal income tax purposes) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is not a U.S. person for U.S. federal income tax purposes and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Other Tax Considerations

Legislative or other actions affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock.

Medicare 3.8% tax on investment income

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our stock.

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Foreign Account Tax Compliance Act

Legislation enacted in 2010 and guidance from the IRS will generally require withholding at a rate of 30% on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale of, our stock held by or through certain non-U.S. financial institutions (including investment funds), unless such institution either (i) enters into an agreement with the U.S. Treasury Department to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) operates in a jurisdiction that has entered into an agreement with the U.S. Treasury Department requiring similar reporting to such jurisdiction or to the U.S. Treasury Department and complies with such agreement. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our stock held by an investor that is a non-financial non-U.S. entity will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (2) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the U.S. Treasury Department. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Prospective stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our stock.

State, local and non-U.S. taxes

We and our subsidiaries and stockholders may be subject to state, local or non-U.S. taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or non-U.S. tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our stock.

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PLAN OF DISTRIBUTION

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Our common stock may not be available under the Plan in all states or jurisdictions. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Kaye Scholer LLP, New York, New York. Certain matters of Maryland law relating to this offering will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

        Our Internet address is www.fiveoaksinvestment.com. We make available free of charge, on or through the "Investor Relations—SEC Filings" section of our website, quarterly reports on 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or incorporated by reference into this prospectus. We have filed the documents listed below with the SEC (File No. 001-35845) under the Exchange Act and these documents, along with our future filings (other than information furnished under Item 2.02 or 7.01 in Current Reports on Form 8-K), are incorporated herein by reference until the offerings are completed:

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•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed March 16, 2015, and the portions of the Company's proxy statement on Schedule 14A for the Company's annual meeting of stockholders, filed with the SEC on April 21, 2015, that are incorporated therein;

•	our Current Reports on Form 8-K filed on January 12, 2015, March 16, 2015, March 17, 2015 and April 20, 2015; and

•	the description of our common stock included in our registration statement on Form 8-A (filed March 19, 2013).

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, New York 10022, Attention: Corporate Secretary; telephone number (212) 257-5070. You may also obtain copies of this information by visiting our website at www.fiveoaksinvestment.com. Information on our website is not part of this prospectus.

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Five Oaks Investment Corp.

Dividend Reinvestment and Share Purchase Plan

2,500,000 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by us. All amounts set forth below are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$3,160
Legal fees and expenses	$100,000
Accounting fees and expenses	$20,000
Printing and engraving expenses	$5,000
Miscellaneous (including listing fee and plan administrator fees)	$10,000
Total	$138,160

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or the MGCL, requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

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Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Document
3.1	Amended and Restated Articles of Incorporation of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 3, 2013 (the “2013 1st Quarter 10-Q”)).
3.3	Second Amended and Restated Bylaws of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.2 filed with the 2013 1st Quarter 10-Q).
4.1	Specimen Common Stock Certificate of Five Oaks Investment Corp. (incorporated by reference to Exhibit 4.1 filed with Pre-Effective Amendment No. 1 to Five Oaks Investment Corp.’s Registration Statement on Form S-11 (File No. 333-185570), which was filed with the Securities and Exchange Commission on January 22, 2013.
5.1	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).
8.1	Opinion of Kaye Scholer LLP regarding tax matters (including consent of such firm).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Foley & Lardner LLP (included in Ex. 5.1).
23.3	Consent of Kaye Scholer LLP (included in Ex. 8.1).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 28, 2015.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David C. Carroll
Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Carroll and David Oston as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David C. Carroll
David C. Carroll	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 28, 2015

/s/ David Oston
David Oston	Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 28, 2015

/s/ Neil A. Cummins
Neil A. Cummins	Director	April 28, 2015

/s/ William Houlihan
William Houlihan	Director	April 28, 2015

/s/ Walter C. Keenan
Walter C. Keenan	Director	April 28, 2015

/s/ Thomas M. Pearce, Jr.
Thomas M. Pearce, Jr.	Director	April 28, 2015

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EXHIBIT INDEX

Exhibit No.	Document
3.1	Amended and Restated Articles of Incorporation of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 3, 2013 (the “2013 1st Quarter 10-Q”)).
3.3	Second Amended and Restated Bylaws of Five Oaks Investment Corp. (incorporated by reference to Exhibit 3.2 filed with the 2013 1st Quarter 10-Q).
4.1	Specimen Common Stock Certificate of Five Oaks Investment Corp. (incorporated by reference to Exhibit 4.1 filed with Pre-Effective Amendment No. 1 to Five Oaks Investment Corp.’s Registration Statement on Form S-11 (File No. 333-185570), which was filed with the Securities and Exchange Commission on January 22, 2013.
5.1	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).
8.1	Opinion of Kaye Scholer LLP regarding tax matters (including consent of such firm).
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Foley & Lardner LLP (included in Ex. 5.1).
23.3	Consent of Kaye Scholer LLP (included in Ex. 8.1).
24.1	Powers of Attorney (included on the signature page to this Registration Statement).

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